                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of Earliest Event Reported)   June 5, 1997
                                                    ------------



                          BOSTON LIFE SCIENCES, INC.
                          --------------------------
            (Exact name of registrant as specified in its charter)



         Delaware                             0-6533                  87-0277826
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(State or other jurisdiction of             (Commission   (I.R.S. Employer Identification No.)
  incorporation or organization)            File No.)

31 Newbury Street, Suite 300
Boston, Massachusetts                                                     02116
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(Address of principal executive offices)                                Zip Code
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Registrant's telephone number, including area code  (617)  425-0200
                                                    ---------------
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Item 5.     Other Events.
            -------------

On June 5, 1997, Boston Life Sciences, Inc. announced that three separate scientific papers pertaining to the use of Altropane(TM) in the diagnosis of Parkinson's Disease were presented during the week at the 44th Annual Meeting of the Society of Nuclear Medicine in San Antonio, Texas.

The first two papers detailed the results of clinical studies conducted with 15 subjects, seven of whom were healthy volunteers and eight of whom suffered from Parkinson's Disease. The results of these studies strongly suggest that I-123
Altropane is a highly useful SPECT ligand for imaging dopamine receptors in the human brain. Furthermore, the results of the studies underscore that the high selectivity and rapid accumulation of Altropane in the dopamine transporters allows for the accurate diagnosis of Parkinson's Disease in less than two hours after injection.

The third paper detailed scientists' work with Altropane in post mortem human brains to demonstrate its ability to bind to dopamine transporters. Altropane binding sites were reduced by more than 80 percent in the putamen of persons who had Parkinsons Disease thereby confirming the selectivity of Altropane for the dopamine transporter in the human brain.

BLSI is engaged in the research and development of novel therapeutics for cancer, autoimmune disease, and central nervous system disorders.



Item 7.     Exhibits.
            --------

     The following Exhibits are filed as part of this report on Form 8-K:

     99.1      Press Release, dated June 5, 1997.
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                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

                         BOSTON LIFE SCIENCES, INC.

Dated:  June 12, 1997    By:/s/  Joseph Hernon
                            ------------------
                            Joseph Hernon
                            Chief Financial Officer
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                          BOSTON LIFE SCIENCES, INC.

                          CURRENT REPORT ON FORM 8-K

                                 EXHIBIT INDEX

Exhibit No.                                        Page
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99.1           Press Release, dated June 5, 1997     5